Exhibit 5.1

June 28, 2007

Board of Directors

Morgans Hotel Group Co.

475 Tenth Avenue

New York, New York 10018

Ladies and Gentlemen:

We are acting as counsel to Morgans Hotel Group Co., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to (a) the proposed public offering of the following securities of the Company with an aggregate public offering price of up to $500,000,000 (or the equivalent thereof in one or more currencies or composite currencies based on the exchange rate at the time of sale): (i) unsecured debt securities (the “Debt Securities”); (ii) shares of common stock, par value $0.01 per share (the “Common Shares”); (iii) shares of preferred stock, par value $0.01 per share (the “Preferred Shares”); (iv) Preferred Shares represented by depositary receipts (the “Depositary Shares”); (v) warrants to purchase Debt Securities (the “Debt Warrants”); (vi) warrants to purchase Common Shares (the “Common Stock Warrants”); (vii) warrants to purchase Preferred Shares or Depositary Shares (the “Preferred Stock Warrants”); and (viii) rights to purchase Common Shares (the “Rights” and, together with the Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Debt Warrants, Common Stock Warrants and Preferred Stock Warrants, the “Securities”); and (b) the resale of shares of Common Stock offered and sold by certain selling stockholders, as set forth in the Registration Statement and the prospectus which forms a part thereof (the “Selling Stockholder Shares”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is

Board of Directors
Morgans Hotel Group Co.
June 28, 2007

furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”). In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and the Delaware General Corporation Law, as amended, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any senior Debt Securities will be issued pursuant to a “senior indenture” and any subordinated Debt Securities will be issued pursuant to a “subordinated indenture” substantially in the forms of such indentures filed as Exhibit 4.2 and Exhibit 4.3 to the Registration Statement; (iv) the indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) before the issuance of any Preferred Shares or Depositary Shares, appropriate certificates of designation will be accepted for record by the Secretary of State of the State of Delaware; (vi) any Depositary Shares will be issued by a financial institution identified as depositary in and under a deposit agreement between the Company and the depositary substantially in a form that will have been approved by the Board of Directors of the Company; (vii) any Debt Warrants

Board of Directors
Morgans Hotel Group Co.
June 28, 2007

will be issued under one or more debt warrant agreements between the Company and a financial institution identified therein as warrant agent substantially in a form that will have been approved by the Board of Directors of the Company; (viii) any Common Stock Warrants will be issued under one or more equity warrant agreements between the Company and a financial institution identified therein as warrant agent substantially in a form that will have been approved by the Board of Directors of the Company; (ix) any Preferred Stock Warrants will be issued under one or more equity warrant agreements between the Company and a financial institution identified therein as warrant agent substantially in a form that will have been approved by the Board of Directors of the Company; (x) any Rights will be issued under one or more rights agreements between the Company and a bank or trust company identified therein as rights agent in a form that will have been approved by the Board of Directors of the Company; (xi) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xii) the laws of the State of New York will be the governing law under any deposit agreement, warrant agreement or rights agreement; and (xiii) the Company will remain a Delaware corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Debt Warrants, Common Stock Warrants or Preferred Stock Warrants, under the rights agreement for any Rights and under the deposit agreement for any Depositary Shares, namely, the trustee, the warrant agent, the rights agent or the depositary, respectively, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such indenture, warrant agreement, rights agreement or deposit agreement, as applicable; that such indenture, warrant agreement, rights agreement or deposit agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such indenture, warrant agreement, rights agreement or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party

Board of Directors
Morgans Hotel Group Co.
June 28, 2007

will have the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, rights agreement or deposit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (b), (c) and (h), the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (a), (d), (e), (f) and (g), the laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)           The Debt Securities (including any Debt Securities duly issued upon the exercise of Debt Warrants), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by the trustee in accordance with the indenture relating thereto, will constitute valid and binding obligations of the Company.

 (b)          The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Stock Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution of certificates therefor and delivery on behalf of the Company, will be validly issued, fully paid and non-assessable.

Board of Directors
Morgans Hotel Group Co.
June 28, 2007

(c)           The Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Preferred Stock Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon due execution of certificates therefor and delivery on behalf of the Company, will be validly issued, fully paid and non-assessable.

(d)           The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution and delivery of the Debt Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(e)           The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(f)            The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution and delivery of the Preferred Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(g)           The Rights, upon due execution and delivery of a rights agreement relating thereto on behalf of the Company and the rights agent named therein, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, will constitute valid and binding obligations of the Company.

(h)           The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

Board of Directors
Morgans Hotel Group Co.
June 28, 2007

The opinions expressed in paragraphs (a), (d), (e), (f) and (g) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN & HARTSON LLP

HOGAN & HARTSON LLP

Schedule 1

1.                                       An executed copy of the Registration Statement.

2.                                       The Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on June 25, 2007, and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

3.                                       The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

4.                                       Form of Senior Debt Securities Indenture filed as Exhibit 4.2 to the Registration Statement.

5.                                       Form of Subordinated Debt Securities Indenture filed as Exhibit 4.3 to the Registration Statement.

6.                                       Unanimous Written Consent in Lieu of a Meeting of the Board of Directors, dated February 9, 2006, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the original issuance of the Selling Stockholder Shares.

7.                                       Resolutions of the Board of Directors of the Company adopted at meetings held on May 3, 2007 and May 30, 2007, relating to the filing of the Registration Statement, the issuance and sale of the Securities and registration of the Selling Stockholder Shares, and arrangements in connection therewith, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.